Exhibit 10.14

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of __________ between Hennessy Capital Partners VI LLC, a Delaware limited liability company (the “Sponsor”) and [_________] (the “Purchaser”).

RECITALS

WHEREAS, the Sponsor was formed for the purpose of serving as the sponsor of Hennessy Capital Investment Corp. VI, a Delaware corporation (the “Company”);

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, where each Public Unit is currently contemplated to be comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”, and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and a portion of one redeemable warrant, where each whole warrant is initially exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”, and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants (as defined below) in an aggregate amount equal to the aggregate gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, the Sponsor and other investors will purchase, in a private placement that will close simultaneously with the IPO Closing, warrants which are identical to the Public Warrants except that they will be non-redeemable (in certain circumstances) and exercisable on a cashless basis so long as they are held by the Sponsor, such other investors or their respective permitted transferees (the “Private Placement Warrants”), for a purchase price of $1.50 per Private Placement Warrant;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Purchaser shall subscribe for and purchase a portion of the total number of shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock” and collectively with the shares of Class A Common Stock, the “Common Stock”) at the closing of the Business Combination from the Sponsor (“Founder Shares”); and

WHEREAS, the Sponsor and the Purchaser intend for the purchase of Founder Shares as set forth herein to be made pursuant to Section 4(a)(1) and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase.

(a) Securities.

(i) On the Business Combination Closing (as defined below), at Purchaser’s option, the Purchaser shall purchase from the Sponsor, and the Sponsor shall transfer and sell to the Purchaser the Initial Subscriber Founder Shares, less such number of shares subject to any Ownership Reduction (as defined below). For purposes of this Agreement, the number of “Initial Subscriber Founder Shares” shall be equal to five hundred thousand (500,000) Founder Shares. The purchase price for the Initial Subscriber Founder Shares shall be $0.006 per share and shall be paid by wire transfer of immediately available funds or other means approved by the Sponsor. If the Business Combination Closing has not occurred by the date that is the later of 24 months from the IPO Closing or any stockholder-approved extension period, then no such purchases shall occur pursuant to this Section 1(a)(i).

(ii) The Purchaser acknowledges that the Founder Shares, and any securities of the Company that may be distributed to the Purchaser on account of the Founder Shares (collectively, the “Securities”), will be subject to restrictions on transfer as set forth in this Agreement.

(iii) If the IPO Closing has not occurred by September 30, 2021, this Agreement shall terminate and be of no further force or effect.

(iv) On the date of the Business Combination Closing, the Sponsor shall deliver to the Purchaser a schedule setting forth the number of Founder Shares to be purchased by the Purchaser at the Business Combination Closing in accordance with the terms of this Agreement.

(b) Closing Conditions. The Purchaser’s obligation to purchase the Founder Shares and the Sponsor’s obligation to sell the Founder Shares to the Purchaser is conditioned upon satisfaction of the following conditions precedent (any or all of which may be waived by the Sponsor and the Purchaser in its sole discretion with respect to the other party’s conditions):

(i) On the Business Combination Closing, no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(ii) The representations and warranties of the Sponsor and the Purchaser contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Business Combination Closing as if made on the date of the Business Combination Closing (other than the representations and warranties set forth in Sections 4(b) and 4(f), which shall be true and correct as of the IPO Closing).

(c) Delivery of Securities. The Purchaser acknowledges that the Sponsor will cause the Company to make each register and book entry for the Securities to contain a notation, and each certificate (if any) evidencing the Securities to be stamped or otherwise imprinted with a legend (in addition to any other required legends, as applicable), in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBSCRIPTION AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(d) Legend Removal. Following the expiration of the transfer restrictions set forth in Section 6(a), if the Securities are eligible to be sold without restriction under Rule 144 under the Securities Act, or if they are registered for resale under the Securities Act pursuant to a shelf registration statement, then the Sponsor shall cause the Company to agree to use its best efforts to cause the Company’s transfer agent to remove the legend set forth in Section 1(c), subject to compliance by the Purchaser with the reasonable and customary procedures for such removal required by the Company or its transfer agent. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

(e) Registration Rights. On the date of the effectiveness of the Registration Statement, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor and certain other parties thereto, in substantially the form provided to the Purchaser prior to the date hereof. The Purchaser shall be deemed a permitted transferee of such rights pursuant to the Registration Rights Agreement.

2. Potential Forfeitures.

(a) If the Purchaser does not place a binding order for at least 9.9% of the Public Shares sold by the Company in the IPO, then the Purchaser shall automatically forfeit its right to purchase any of the Initial Subscriber Founder Shares and shall forfeit all right, title or interest in, the Initial Subscriber Founder Shares;

(b) If the Purchaser does not enter into a binding commitment to purchase shares of Class A Common Stock in a private placement financing that will close concurrently with the closing of the Business Combination (the “Business Combination Closing”) (or, for the avoidance of doubt, equivalent securities of the target of the Business Combination or the successor registrant of the Company) for an aggregate purchase price of at least $50 million, then the number of Initial Subscriber Founder Shares that the Purchaser may purchase pursuant to Section 1(a)(i) shall be reduced by the product of (i) 350,000 Founder Shares multiplied by (ii) a fraction, the numerator of which shall equal $50 million less the aggregate purchase price of the Purchaser’s binding commitment to purchase shares of Class A Common Stock in a private placement financing that will close concurrently with the Business Combination Closing (or, for the avoidance of doubt, equivalent securities of the target of the Business Combination or the successor registrant of the Company) and the denominator shall equal $50 million (the “Ownership Reduction”); provided, however, that the Ownership Reduction shall be equal to 350,000 Founder Shares if the Purchaser materially breaches a binding commitment to purchase shares of Class A Common Stock in a private placement financing that will close concurrently with the Business Combination Closing. By way of example and without limiting the foregoing, in the event the Purchaser enters into a binding commitment to purchase shares of Class A Common Stock in a private placement financing that will close concurrently with the Business Combination Closing for an aggregate purchase price of $25 million, the Purchaser shall forfeit 175,000 of its Initial Subscriber Founder Shares, in which case the Ownership Reduction shall equal 175,000 of the Initial Subscriber Founder Shares.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sponsor as follows, as of the date hereof:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of its organizational documents, (ii) under any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Sponsor, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g) Restricted Securities. The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities except pursuant to the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company has submitted the Registration Statement for its proposed IPO. The Purchaser understands that the offering of Securities and the transactions contemplated hereunder are not and are not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to its purchase of Securities hereunder.

(h) No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has not made any assurances that a public market will ever exist for the Securities.

(i) High Degree of Risk. The Purchaser understands that the purchase of the Founder Shares involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(l) Place of Investment Decision. The Purchaser’s investment decision was made in the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(m) Adequacy of Financing. The Purchaser will, when such funds are due hereunder, have sufficient funds to satisfy its obligations under this Agreement.

(o) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Sponsor in Section 4 and Section 5 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Sponsor, any person on behalf of the Sponsor or any of the Sponsor’s affiliates (including the Company) (collectively, the “Sponsor Parties”) with respect to the transactions contemplated hereby.

4. Representations, Warranties and Covenants of the Sponsor Concerning the Company. The Sponsor represents, warrants and covenants to the Purchaser on behalf of itself or the Company, as the case may be, as follows:

(a) Organization and Corporate Power. The Company is incorporated and validly existing and in good standing as a corporation under the laws of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Capitalization of the Company. The authorized share capital of the Company consists, as of the date hereof:

(i) 200,000,000 shares of Class A Common Stock, none of which is issued and outstanding.

(ii) 20,000,000 shares of Class B Common Stock, 5,750,000 of which are issued and outstanding and held by the Sponsor and the other initial stockholders of the Company. All of the outstanding shares of Class B Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii) 1,000,000 shares of preferred stock, none of which is issued and outstanding.

(c) IPO.

(i) The Sponsor has caused the Company to provide to the Purchaser, and will at all times prior to the consummation of the IPO promptly cause the Company to provide to the Purchaser, copies of all correspondence sent by the Company to, or received by the Company from, the SEC.

(ii) The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

(d) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Sponsor in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(e) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the certificate of organization, limited liability company agreement or other governing documents of the Sponsor, (ii) under any instrument, judgment, order, writ or decree to which the Sponsor is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Sponsor is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Sponsor is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Sponsor or its ability to consummate the transactions contemplated by this Agreement.

(f) Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing, the Sponsor will cause the Company not to conduct, any operations other than organizational activities and activities in connection with offerings of the Securities.

(g) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(h) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(i) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(j) No General Solicitation. Neither the Sponsor or the Company, nor any of their officers, managers, employees, agents or members has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Securities.

(k) Non-Public Information. The Sponsor represents and warrants that none of the information conveyed to the Purchaser in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement.

(l) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and Section 5 and in any certificate or agreement delivered pursuant hereto, none of the Sponsor Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Sponsor or the Company or the offering of Securities hereunder, and the Sponsor Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Sponsor Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

5. Additional Representations, Warranties and Covenants of the Sponsor. The Sponsor represents, warrants and covenants as follows:

(a) Organization and Power. The Sponsor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Sponsor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Sponsor, will constitute the valid and legally binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Encumbrances. The Initial Subscriber Founder Shares to be sold to the Purchaser (i) are owned by the Sponsor free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws and as described in the Registration Statement, (ii) are subject to certain transfer restrictions as set forth in the Registration Statement, and (iii) will not subject the Purchaser to personal liability upon its acquisition of such Initial Subscriber Founder Shares by reason of being a holder of such Initial Subscriber Founder Shares.

(d) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in Section 4 and this Section 5 and in any certificate or agreement delivered pursuant hereto, (i) none of the Sponsor Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Sponsor or the offering of Securities hereunder, and the Sponsor Parties specifically disclaim any other representation or warranty and (ii) the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Sponsor Parties. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Sponsor Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

6. Additional Agreements and Acknowledgements of the Purchaser.

(a) Transfer Restrictions. The Purchaser agrees that it shall not Transfer (as defined below) any Founder Shares (or any shares of Common Stock issuable upon conversion of the Founder Shares) until the earlier of (i) one year after the Business Combination Closing and (ii) the date following the Business Combination Closing on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property (such period, the “Lock-up Period”). Notwithstanding the foregoing, if subsequent to a Business Combination, the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Business Combination Closing, the Founder Shares shall be released from the lockup referenced in this Section 6(a). Notwithstanding the first sentence of this Section 6(a) hereinabove, Transfers of the Securities are permitted (i) to any other person or entity that holds Common Stock prior to the consummation of the IPO; (ii) to the Company’s officers, directors or employees; (iii) in the case of an entity, as a distribution to its partners, stockholders or members upon liquidation; (iv) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family, or an affiliate or such person, or to a charitable organization; (v) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) by pledges to secure obligations incurred in connection with purchases of the Company’s securities; (viii) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the applicable Securities were originally purchased; (ix) in the event of the Company’s liquidation, bankruptcy or dissolution prior to the completion of a Business Combination; (x) to the Purchaser’s affiliates, to any investment fund or other entity controlled or managed by the Purchaser, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor or to any investment fund or other entity controlled or managed by such persons; (xi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (x) above; and (xii) pursuant to the provisions of Section 2 of this Agreement (each of the foregoing, a “Permitted Transferee”); provided, however, that in the case of clauses (i) through (xi), these permitted transferees must enter into a written agreement agreeing to be bound by the terms of this Agreement, including the forfeiture provisions of Section 2 and these transfer restrictions. As used in this Agreement, “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities; (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

(b) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. The Purchaser hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(c) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 6(c), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis).

(d) Use of Purchaser’s Name. Neither the Company nor the Sponsor will, without the written consent of the Purchaser in each instance, use in advertising, publicity or otherwise the name of the Purchaser or any of its affiliates, or any director, officer or employee of the Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Purchaser or its affiliates or any information relating to the business or operations of the Purchaser or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Notwithstanding the foregoing, the Company may disclose (i) Purchaser’s name and information concerning the Purchaser (A) to the extent required by law, regulation or regulatory request, including in the Registration Statement or (B) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require Purchaser’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential, and (ii) Purchaser’s name and the terms of this Agreement to the other Subscription Parties. The Company and the Sponsor agree to provide to the Purchaser for Purchaser’s review any disclosure in any registration statement, proxy statement or other document in advance of the submission, filing or disclosure of such document in connection with the transactions contemplated by this Agreement with respect to the Purchaser or any of its affiliates, and will not make any such submission, filing or disclosure without including any revisions reasonably requested in writing by the Purchaser or to the extent the Purchaser has a good faith objection to such submission, filing or disclosure.

(e) Stock Exchange Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Common Stock and Warrants on The Nasdaq Capital Market (or another national securities exchange) until the third anniversary of the Business Combination Closing.

7. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Sponsor shall be sent to: Hennessy Capital Partners VI LLC, 3415 N. Pines Way, Suite 204, Wilson, WY 83014, Attention: Daniel J. Hennessy, Email: dhennessy@hennessycapllc.com, Gregory D. Ethridge, Email: gethridge@hennessycapllc.com and Nicholas A. Petruska, Email: npetruska@hennessycapllc.com, with a copy to Sidley Austin LLP, One South Dearborn, Chicago, IL 60603, Attention: Michael P. Heinz, Email: mheinz@sidley.com and Dirk W. Andringa, Email: dandringa@sidley.com. As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

All communications to the Purchaser shall be sent to the Purchaser’s mailing address or email address as set forth on the signature page hereto, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 7(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Sponsor and the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives are responsible. The Sponsor agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Sponsor or any of its officers, employees or representatives are responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(d) Entire Agreement. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Sponsor and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Sponsor and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party hereto in accordance with the terms hereof and that the such party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements (but subject in any case to the provisions of Section 6(d) hereof), unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that the Purchaser shall be liable for any breach of such confidentiality obligations by any such person or entity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SPONSOR:

HENNESSY CAPITAL PARTNERS VI LLC

By:
Name: Daniel J. Hennessy
Title: Managing Member of Hennessy Capital Group LLC, the managing member of the Sponsor

PURCHASER:

By:
Name:
Title:

Purchaser’s Address for Notices:

[_______________]

Schedule

	Number of Founder Shares		Purchase Price
Initial Subscriber Founder Shares	[ ]	$	[ ]

Date of Closing:

At the Business Combination Closing, this schedule will be updated to reflect the number of Initial Founder Shares to be purchased at such closing.